SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               NAVARRE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                               NEW HOPE, MN 55428


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 4, 1997

The Annual Meeting of the Shareholders (the "Meeting") of Navarre Corporation (the "Company") will be held Thursday, September 4, 1997 at 3:30 p.m., local time, at The Marquette Hotel, Minnesota Room, Third floor, 710 Marquette Avenue, Minneapolis, Minnesota, 55402, for the following purposes:

         1. To elect one director to hold office for a term of three years or until his successor is elected.

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on July 10, 1997 will be entitled to vote at the Meeting or any adjournments or postponements thereof. All shareholders are cordially invited to attend the Meeting.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING IN PERSON, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               By Order of the Board of Directors


                               /s/ Charles E. Cheney
                               Charles E. Cheney
                               Secretary

July 29, 1997

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                               NEW HOPE, MN 55428
                                  (612)535-8333


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 4, 1997


                             SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of Navarre Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, September 4, 1997 at 3:30 p.m., local time, at The Marquette Hotel, Minnesota Room, Third floor, 710 Marquette Avenue, Minneapolis, Minnesota, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy are first being mailed to the shareholders of the Company on or about July 29, 1997.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Only holders of record of shares of the Company's no par value common stock (the "Common Stock") at the close of business on July 10, 1997, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The securities of the Company outstanding as of July 10, 1997, the record date for the Annual Meeting, and which are entitled to vote at the meeting, consist of 6,902,248 shares of Common Stock, each share being entitled to one vote. Shareholders do not have the right to accumulate votes for the election of directors.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the meeting. The enclosed proxy may also be revoked by attending the meeting and electing to vote in person.

The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the meeting will be voted FOR the election of the nominee for the Board of Directors named in this Proxy Statement. While the Board of Directors knows of no matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 1, 1997 with respect to the beneficial ownership of the Common Stock of the Company by (i) all persons who are known by the Company to hold five percent or more of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) the Named Executive Officers in the summary compensation table below and (iv) all directors and officers of the Company as a group.

      Name and Address               Amount and Nature
     of Beneficial Owner         of Beneficial Ownership (1)    Percent of Class
     -------------------         ---------------------------    ----------------

     Eric H. Paulson                     2,635,532                   37.2%
     7400 49th Avenue North
     New Hope, MN 55428

     Charles E. Cheney                     850,130                   12.1%
     7400 49th Avenue North
     New Hope, MN 55428

     Dickinson G. Wiltz                    278,236                    4.0%
     7141 Willow Creek Road
     Eden Prairie, MN 55344

     James G. Sippl                         38,800                      *
     9625 West 76th Street, Suite 150
     Eden Prairie, MN 55344

     Michael L. Snow                        17,600                      *
     3300 Norwest Center
     Minneapolis, MN 55402

     All directors and officers          3,958,543                   53.2%
     as a group (10 persons)

     * Indicates ownership of less than one percent.

(1) Includes shares of Common Stock issuable upon exercise of outstanding options exercisable within sixty days of July 1, 1997 in the following amounts:
Eric H. Paulson, 184,800 shares; Charles E. Cheney, 133,400 shares; James G. Sippl, 28,800 shares; Michael L. Snow, 17,600 shares; Dickinson G. Wiltz, 36,736 shares; and all officers and directors as a group, 538,446 shares.

(2) Includes 50,550 shares of Common Stock beneficially owned by members of Mr. Paulson's family, with respect to which Mr. Paulson exercises voting power. Mr. Paulson declaims beneficial interest with respect to such shares.

                              ELECTION OF DIRECTORS

Pursuant to the terms of the Amended and Restated Articles of Incorporation of the Company, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. The term of Mr. Michael L. Snow expires at the Annual Meeting of Shareholders following fiscal year 1997, the terms of Messrs. Charles E. Cheney and Mr. Dickinson G. Wiltz expire at the Annual Meeting of Shareholders following fiscal year 1998 and the terms of Messrs. Eric H. Paulson and James G. Sippl expire at the Annual Meeting of Shareholders following fiscal year 1999. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

One director will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2000 or until his successor is elected. The Board of Directors has nominated for election the person named below. This nominee is currently a director and was elected by the shareholders. It is intended that proxies will be voted for the named nominee. Unless otherwise indicated, this nominee and each continuing director has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than four years. The Board of Directors believes that the nominee named below will be able to serve, but should the nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The names of the nominee and the other directors filling unexpired terms are set forth below, based upon information furnished to the Company by the nominee and directors.

Name and Age                        Principal Occupation and Other Directorships
------------                        --------------------------------------------

NOMINEE PROPOSED FOR ELECTION FOR TERM EXPIRING AT THE ANNUAL MEETING FOLLOWING FISCAL 2000

Michael L. Snow (46)..............  Mr. Snow was elected a director of the
                                    Company on April 1, 1995. Mr. Snow is of counsel with the Minnesota law firm of Maslon Edelman Borman & Brand, which he joined in 1976. He has served as a director, officer or founder in numerous public and private corporations and currently serves as a director of Osmonics, Inc. and Satellite Industries, Inc.

DIRECTORS SERVING CONTINUING TERMS

Eric H. Paulson (52)..............  Mr. Paulson is the founder and has been president and chief executive officer of the Company since its inception in 1983. Mr. Paulson also served as the executive vice president and chief operating officer at Lieberman Enterprises, Inc. during the period from January 1990 to October 1991 when Live Entertainment, Inc., and Lieberman Enterprises, Inc. owned the Company. Prior to 1983, Mr. Paulson served as senior vice president and general manager of Pickwick Distribution Companies, a distributor of records and tapes. Mr. Paulson has been a director of the Company since October 1991. He was also a director from the time of the inception of the Company in

                                    1983 until the Live Entertainment
                                    acquisition in 1990. Mr. Paulson is also chairman and president of Net Radio Corporation as well as chief executive officer of Digital Entertainment.

Charles E. Cheney (54)............  Mr. Cheney has served as executive vice president and chief financial officer of the Company since 1985. Mr. Cheney has been a director of the Company since October 1991. Mr. Cheney also served as senior vice president of Lieberman Enterprises, Inc., and general manager of the Company during 1990 and 1991. Prior to joining the Company, Mr. Cheney was employed by Control Data Corporation in various financial capacities for twelve years, most recently as controller of Control Data Commerce International. Mr. Cheney is a certified public accountant. Mr. Cheney is also chief financial officer of Net Radio Corporation as well as president and treasurer of Digital Entertainment.

James G. Sippl (49)................ Mr. Sippl has been a director of the Company since July 1993. Currently, Mr. Sippl is chief operating officer of IntraNet Solutions, Incorporated. Since 1989, Mr. Sippl has been a vice president of business development, with Merrill Corporation, a financial printer. Prior to joining Merrill Corporation, Mr. Sippl was employed at Chicago Cutlery, a manufacturer of fine cutlery, from 1985 to 1989, most recently as president. From 1970 to 1983, Mr. Sippl was employed at Coopers & Lybrand, most recently as a partner.

Dickinson G. Wiltz (68)...........  Mr. Wiltz has been director of the Company since October 1991. He was also a director from the time of inception of the Company in 1983 until the Live Entertainment acquisition in 1990. Mr. Wiltz has been a self-employed business management consultant since 1974.

DIRECTOR COMPENSATION

The non-employee members of the Board of Directors each receive $500 per meeting. In addition, directors were granted an option to purchase 20,000 shares on March 5, 1996 at the price per share of $2.25. Under the terms of the Company's 1992 Stock Option Plan, each non-employee director is to receive on April 1 of each year beginning April 1997, a non-qualified stock option to purchase 6,000 shares of Company Common Stock at the fair market value on the day of the grant.

BOARD ACTIONS AND COMMITTEES

During fiscal 1997, the Board of Directors held eight formal meetings and each director attended 75% or more of the meetings of the Board and of the committees on which the directors served. Board members met informally during fiscal 1997 to discuss various aspects of the business affairs of the Company.

The Board of Directors has established an Audit Committee and Compensation Committee. The Audit Committee of the Board of Directors for fiscal 1998 consists of Charles E. Cheney, James G. Sippl and Michael L. Snow. While Mr. Cheney is an employee of the Company, Mr. Sippl and Mr. Snow are non-employee directors of the Company. During fiscal year ended March 31, 1997, the Audit Committee held two meetings. The Audit Committee annually recommends independent accountants for appointment by the Board of Directors, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them.

The Compensation Committee of the Board of Directors for fiscal 1998 consists of Mr. Sippl and Mr. Snow who are non-employee directors of the Company. The Compensation Committee has general responsibility for all employee compensation and bonus and benefit matters, including recommendations to the full Board on compensation arrangements of officers and directors, bonuses, benefit plans and stock option grants. The Compensation Committee held two meetings during fiscal year ended March 31, 1997.

The Company does not have a nominating committee. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation or removal from office.

EXECUTIVE OFFICERS OF THE COMPANY

The Company's executive officers and other key members of management are as follows:

    Name                   Age               Position with the Company
    ----                   ---               -------------------------

Eric H. Paulson            52       Chairman of the Board, President and Chief
                                    Executive Officer

Charles E. Cheney          54       Secretary, Treasurer and Director, Executive
                                    Vice President and Chief Financial Officer

Guy M. Marsala             46       Chief Operating Officer

Terri E. Bonoff            39       Vice President and General Manager, Computer
                                    Products Division

Kathleen A. Conlin         53       Vice President, Corporate Controller

Thomas J. Lenaghan         47       Vice President and General Manager,
                                    Alternative Retail Marketing

John Turner                43       Vice President, Operations

The following is a brief summary of the business experience of each of the key members of management of the Company.

         GUY M. MARSALA has been chief operating officer since joining the Company in November 1996. Prior to joining Navarre, Mr. Marsala served as vice president and general manager for the Scholastic Division of Jostens, Inc. From 1985 through 1994, Mr. Marsala served in a series of positions of increasing responsibility for Pepsico, Inc., culminating with the position of general manager of Southern California for Pepsi-Cola. From 1979 through 1984, Mr. Marsala was employed in various sales and management assignments with American Hospital Supply Corporation. For the six years prior to that, Mr. Marsala served as an officer in the United States Army, resigning as a captain in 1979. Mr. Marsala holds a BS degree in engineering from the United States Military Academy at West Point and an MBA from the University of Dallas.

         TERRI E. BONOFF has been vice president of the computer products division since January 1997. Joining the Company in October 1995, Ms. Bonoff has served as general manager and director of merchandising of the computer products division. Prior to joining Navarre, Ms. Bonoff spent five years in the toy and video game business, first with Tonka Toys and later Toy Soldiers. In addition, Ms. Bonoff began her career in fashion retail with Jackson Graves, a women's specialty store.

         KATHLEEN A. CONLIN has been vice president, corporate controller since 1995. She has served as controller, accounting manager and full charge bookkeeper since joining the Company in 1984.

         THOMAS J. LENAGHAN has been vice president and general manager, Alternative Retail Marketing since joining the Company in June 1997. Prior to joining the Company, Mr. Lenaghan was employed by the Handleman Company for twelve years, most recently as vice president of sales.

         JOHN TURNER has been vice president of operations since joining the Company in September 1995. Prior to joining Navarre, Mr. Turner was senior director of distribution for Nordic Track in Chaska, MN. He has held various positions in logistics in the United States and in the United Kingdom.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation and other components of compensation for the fiscal years ending March 31, 1997, 1996 and 1995, for Eric
H. Paulson, the chief executive officer of the Company, and Charles E. Cheney, the only other executive officer of the Company whose total cash compensation exceeded $100,000 (together, the "Named Executive Officers") during the fiscal year ended March 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                   ANNUAL COMPENSATION                                AWARDS
                            ------------------------------                   ------------------------
                                                                             RESTRICTED    SECURITIES

         NAME AND           FISCAL                            OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
    PRINCIPAL POSITION       YEAR     SALARY        BONUS     COMPENSATION     AWARDS       OPTIONS      COMPENSATION
Eric H. Paulson             1997     $249,246   $ 172,000(3)      $ 11,769(1)   ----         ----          ----
  Chairman of the Board,    1996     $210,000   $  87,500         $ 18,000(1) $225,000     300,000         ----
  Chief Executive Officer   1995     $203,077   $  79,000         $ 18,000(1)   ----         ----         $4,808(2)
  and President

Charles E. Cheney           1997     $174,680   $  87,600(3)      $  9,000(1)   ----         ----          ----
  Executive Vice President  1996     $146,000   $  43,800         $  9,000(1) $112,500     150,000         ----
  Chief Financial Officer   1995     $140,923   $  41,050         $  9,000(1)   ----         ----         $4,808(2)
  Secretary and Treasurer


(1) Represents car allowance.
(2) Amounts reflect loan guarantee fees paid to both Mr. Paulson and Mr. Cheney in consideration of their guarantees of the Company's obligations.
(3) Amounts reflect $86,000 for Eric H. Paulson and $43,800 for Charles E. Cheney which was accrued in fiscal 1996 but not paid until fiscal 1997.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements (the "Employment Agreements") with Mr. Paulson and Mr. Cheney effective October 1, 1996. The Employment Agreements protect the proprietary rights of the Company to all material and ideas developed by Mr. Paulson and Mr. Cheney during their employment and prohibit the disclosure of any confidential matters by these employees during or after their employment with the Company.

The agreement with Mr. Paulson terminates on August 31, 2001 and is renewable for one year periods. The agreement currently provides for a base salary of $285,000 per year, subject to annual adjustments by the Board of Directors, and a year end bonus of up to 80 percent of his base salary.

The agreement with Mr. Cheney also terminates on August 31, 2001 and is renewable for one year periods. The agreement currently provides for a base salary of $ 200,000 per year, subject to annual adjustments by the Board of Directors, and a year end bonus of up to 60 percent of his base salary.

Under the terms of the Employment Agreements, if the employment of either Messrs. Paulson or Cheney is terminated without cause by the Company or by the employee, with the employee cause as defined in the Agreements, the Employment Agreements require the payment to Messrs. Paulson and Cheney, respectively of (i) their base salaries through the end of the term of the Agreement or for two years, whichever is more, in exchange for a properly executed non-compete agreement between the employee and the Company and (ii) certain benefits to Mr. Paulson for the greater of two years or the remaining term of the Agreement and Mr. Cheney for the greater of one year or the remaining term of the Agreement. In addition, if the termination by the Company without cause or by the employee for employee cause occurs after the change of control or ownership of the Company, the employee is entitled to receive benefits equal to the amount determined by multiplying 2.99 by the average annual compensation and fringe benefits paid to the employee over the five most recent fiscal years, an amount currently equal to approximately $805,240 with respect to Mr. Paulson, $599,509 with respect to Mr. Cheney. The Agreements further provide, however, that in no event shall the amount due and payable be such that it would constitute a "parachute payment" within the meaning of the Internal Revenue Code, and that, in the event that any portion of the severance payment would be deemed a parachute payment, then the amount of the severance payment would be reduced to the extent necessary to eliminate such treatment or characterization.

STOCK OPTION PLAN

The Company's 1992 Stock Option Plan (the "Stock Plan") was approved by the Board of Directors on September 1, 1992. A total of 2,174,000 shares of the Company's authorized Common Stock are reserved for issuance under the Stock Plan. The purpose of the Stock Plan is to attract and retain talented employees, non-employee directors, consultants and independent contractors, as well as reward such persons who contribute to the achievement to the Company's economic objectives, by giving them a proprietary interest in the Company. The Stock Plan provides for both incentive stock options and non-statutory stock options. Incentive stock options are granted at an exercise price based upon fair market value and receives favorable tax treatment under the Internal Revenue Code.

Non-statutory stock options are granted at an exercise price determined by the Board of Directors and do not qualify for favorable tax treatment. The Company may grant incentive stock options only to employees of the Company.

There were no stock options granted to the Named Executive Officers during the Company's 1997 fiscal year.

The following table sets forth information with respect to the Company's executive officers concerning the exercise of options during fiscal 1997 and unexercised options held at March 31, 1997. All amounts in the table have been adjusted to reflect the Company's two-for-one stock split in the form of a 100% stock dividend distributed to shareholders on June 21, 1996.


       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES (1)

                                                                            VALUE OF UNEXERCISED
                                               NUMBER OF UNEXERCISED            IN-THE-MONEY
                     ACQUIRED     VALUE         OPTIONS AT YEAR END         OPTIONS AT YEAR END
       NAME        ON EXERCISE   REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
--------------------------------------------------------------------------------------------------
Eric H. Paulson       none         N/A         154,800  /  213,700         $259,884  /  $127,471
Charles E. Cheney     none         N/A         117,400  /  106,850         $201,142  /  $63,735


(1) Based on the difference between the March 31, 1997 closing price of $2.875 per share as reported on the Nasdaq Stock Market and the exercise price of the options.

                              CERTAIN TRANSACTIONS

In connection with a number of the Company's transactions, the Company's President, Eric H. Paulson, and its Executive Vice President, Charles E. Cheney, have been required to guarantee obligations of the Company. The Company's officers generally have guaranteed the obligations without additional compensation. In certain cases, however, these officers have received additional compensation from the Company in consideration of their guarantees. No such compensation was paid in fiscal 1996 or 1997. In the event that officers of the Company are required to guarantee bank obligations of the Company in the future, the Company anticipates paying them additional compensation for these guarantees. See "Executive Compensation."

At March 31, 1997, Mr. Paulson was indebted to the Company in the principal amount of $214,000. This indebtedness represents the largest principal amount outstanding during fiscal 1997. Mr. Paulson pays the Company interest on the outstanding indebtedness at 8.5 percent.

In January 1995, the Company decided to exercise its option to purchase the property on which its principal facilities and adjoining land were located, in part because of continuing disputes with its landlord with respect to matters in connection with the construction and the operation of the building. In September 1995, the Company entered into a settlement agreement with the landlord under which all matters with respect to the building were resolved and the Company acquired the building. At the time of the acquisition of the building, the Company was unable to arrange satisfactory permanent financing for the building. Accordingly, the Company entered into a Lease Agreement with a limited liability company the members of whom were Eric H. Paulson and Charles E. Cheney, the Company's President and Executive Vice President, respectively, which limited liability company acquired the buildings. Under the terms of the lease agreement, the Company agreed to lease the building for approximately the same price as the lease with the original landlord, provided, that the management fee to be paid in connection with the leasing of the building was decreased from five percent of the aggregate rent to three percent of the aggregate rent, and the cost of living increases in the rent, rather than being effective at the end of five years, were effective at the end of each year. In addition, the Company received a purchase option, under which it has the right to purchase the building for an amount equal to the net present value of future income payments under the lease, which approximates the purchase option it had under the old agreement. During the fiscal year ended March 31, 1997, the Company made lease payments totaling $391,664 to the limited liability company. The proposed transaction was approved unanimously by the disinterested directors of the Company's Board of Directors and the Company believes that the terms under which the Company leased the building from the limited liability company were on terms no less favorable than could be obtained from independent third parties.


                      REPORT OF THE COMPENSATION COMMITTEE

Decisions on compensation of the Company's executives are generally made by the two member Compensation Committee of the Board (the "Committee") consisting of James G. Sippl and Michael L. Snow who are non-employee directors. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1992 Stock Option Plan, which are currently made solely by the Committee.

Pursuant to recently adopted rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report submitted by the Committee addressing the Company's compensation policies for fiscal 1997 as they affected Mr. Paulson, the Company's chief executive officer, and Mr. Cheney, the other executive officer who, for fiscal 1997, was the Company's other most highly paid executive officer whose compensation exceeded $100,000. The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities and Exchange Act of 1933 (the "1933 Act") or the Securities and Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION PHILOSOPHY.

The Committee's executive compensation policies are designed to provide competitive levels of compensation in order to attract and retain highly qualified executives, establish compensation levels based upon a comparison of job responsibility within the Company to similar positions in comparable companies and industries, and recognize individual performance based upon long-term specific goals, as opposed to short-term or arbitrary measurements of performance.

BASE SALARY.

The Committee annually reviews each executive officer's salary. In determining appropriate base salary levels, the Committee considers levels of responsibility, performance on behalf of the Company, the overall performance of the Company and external pay practices. With respect to external pay practices, the Committee uses various surveys of executive compensation for companies of similar size and comparable industries as a basis for determining competitive levels of cash compensation.

ANNUAL INCENTIVE AWARDS.

The Company pays bonuses to its executive officers based upon the performance of the Company. Mr. Paulson may receive an amount up to 80 percent of his base salary and Mr. Cheney may receive an amount up to 60 percent of his base salary. The Committee may award executive officers either cash, Common Stock or a combination of cash and Common Stock as incentive compensation.

STOCK OPTIONS.

In order to promote improved long-term performance by the Company, the Committee awards stock options to the Company's executive officers. Stock options are awarded in order to achieve competitive compensation levels and to reward individual performance of executive officers. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation.

CHIEF EXECUTIVE OFFICER COMPENSATION.

Mr. Paulson's base pay for fiscal 1997 was $249,246. The compensation package for Mr. Paulson was set by the Board of Directors. Mr. Paulson's base salary was established in connection with the execution of a new employment agreement in September. During fiscal 1997, the Company made cost of living adjustments to the base salary. The Company paid a bonus of $172,000 to Mr. Paulson with respect to services during the fiscal years ended March 31, 1996 and 1997. Mr. Paulson did not receive restricted stock grants shares during fiscal 1997. The Compensation Committee believes that the grant of restricted stock grants provides additional compensation to the Company's officers by providing them with an additional equity interest in the Company's securities. The bonus reflected, in part, Mr. Paulson's efforts in increasing the Company's net sales by 26.7 percent from $158.3 million to $200.7 million. The bonus was equal to approximately 69 percent of Mr. Paulson's base salary. The terms of Mr. Paulson's employment agreement are set forth in the section entitled "Employment Agreements and Change of Control Provisions."

                 SUBMITTED BY THE 1997 COMPENSATION COMMITTEE OF
                        THE COMPANY'S BOARD OF DIRECTORS

             James G. Sippl                           Michael L. Snow

PERFORMANCE GRAPH

The following Performance Graphs compare performance of the Company's Common Stock on the Nasdaq National Market System to the Nasdaq Stock Market (US Companies) Index and a Peer Group Indices described below. The graphs compare the cumulative total return from December 16, 1993 to March 31, 1997 on $100 invested on December 16, 1993, the date of the Company's initial public offering, assumes reinvestment of all dividends and have been adjusted to reflect stock splits.

Index levels as of March 31, 1997 were 102.2 for Navarre Corporation, 165.4 for Nasdaq Stock Market and 28.6 for the Self-Determined Peer Group.

The Peer Group Index below includes the stock performance of the following companies, which were used in the Company's performance graph in the Company's proxy statement for fiscal 1996: Alliance Entertainment Corp., Handleman Co., Merisel Inc., Ameriquest Technologies Inc., Kenfil Inc., and Trinty Capital Oppty Corp. This group of companies is comprised of companies, which in fiscal 1996, had similar music or software distribution operations.

                                PERFORMANCE GRAPH

                               [PLOT POINTS GRAPH]

                                   3/31/94      3/31/95    3/31/96     3/31/97
Navarre Corporation                   66.7         88.9      148.9       102.2
Nasdaq Stock Market                   98.5        109.6      148.8       165.4
Self-Determined Peer Group            93.6         61.4       45.5        28.6


Index levels as of March 31, 1997 were 102.2 for Navarre Corporation, 165.4 for Nasdaq Stock Market and 71.7 for the Self-Determined Peer Group.

The Peer Group Index below includes the stock performance of the following companies which were used in the Company's performance graph in the Company's proxy statement for fiscal 1997: Alliance Entertainment Corp., Handleman Co., Merisel Inc., Ingram Micro Inc., and Tech Data Corp. This group of companies is comprised companies, which in fiscal 1997, had similar music or software distribution operations.

                                PERFORMANCE GRAPH

                               [PLOT POINTS GRAPH]

                                   3/31/94      3/31/95    3/31/96     3/31/97
Navarre Corporation                   66.7         88.9      148.9       102.2
Nasdaq Stock Market                   98.5        109.6      148.8       165.4
Self-Determined Peer Group            98.1         60.7       65.8        71.7


                                     GENERAL

INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Ernst & Young LLP, independent public accountants, as auditors to the Company for the year ended March 31, 1998. Ernst & Young LLP has audited the Company's financial statements since 1988. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. Based upon its review of Forms 3, 4 and 5 filed by the Company's insiders, the Company believes all such forms with respect to transactions occuring in fiscal 1997 were filed on a timely basis. During fiscal 1996, Mr. Paulson failed to report one transaction in a timely manner.

OTHER BUSINESS

All items of business intended by the management to be brought before the meeting are set forth in the Proxy Statement, and the management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

The Annual Report of the Company for fiscal 1997 is enclosed herewith. Shareholders may receive without charge a copy of the Company's Annual Report and Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Navarre Corporation, 7400 49th Avenue North, New Hope, MN 55428, Attention: Charles E. Cheney, or by calling the Company at (612) 535-8333.

                                           By Order of the Board of Directors


                                           /s/ Charles E. Cheney
                                           Charles E. Cheney
                                           Secretary

Dated:  July 29, 1997

PROXY
                               NAVARRE CORPORATION

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 4, 1997


The undersigned, revoking all prior proxies, hereby appoints Charles E. Cheney and Eric H. Paulson, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Navarre Corporation (the "Company") of record in the name of the undersigned at the close of business on July 10, 1997, at the Annual Meeting of Shareholders to be held on Thursday, September 4, 1997, or at any adjournment thereof, upon the following matters:

(1) Election of the following nominee as director:

                                 MICHAEL L. SNOW

          [ ] FOR THE NOMINEE              [ ] WITHHOLD FOR THE NOMINEE

In their discretion the Proxies are authorized to vote upon such matters as may properly come before the meeting.

                          (CONTINUED ON REVERSE SIDE)

                        (CONTINUED FROM THE OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF NOMINEE LISTED ABOVE.

Please sign your name exactly as it appears below. In case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

                                         Dated: __________________________, 1997

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________
                                                       Signature(s)

                                         [ ] I plan to attend the meeting.

         PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.